UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported):  June 15, 2011
                                                           -------------

                       CORNERSTONE FINANCIAL CORPORATION
                       ---------------------------------
             (Exact name of registrant as specified in its charter)

NEW JERSEY                            000-53576                  80-0282551
----------                            ---------                  ----------
(State or other jurisdiction         (Commission            (IRS Employer
 of incorporation)                    File Number)           Identification No.)


                    6000 MIDLANTIC DRIVE
                MT. LAUREL, NEW JERSEY 08054                  08054
              ----------------------------                    -----
      (Address of principal executive offices)              (Zip Code)

       Registrant's telephone number, including area code (856) 439-0300

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The 2011 Annual Meeting of Stockholders was held on June 15, 2011 (the "Annual Meeting"). The matters considered and voted on by the Company's stockholders at the Annual Meeting and the vote of the stockholders was as follows:

Proposal 1: The election of three directors, each for a three-year term:

NOMINEE            FOR       AGAINST       ABSTENTIONS         BROKER NON-VOTES
-------            ---       -------       -----------         ----------------
Susan Barrett    1,023,565     497              -                     -
J. Mark Baiada   1,023,565     497              -                     -
Bruce Paparone   1,023,565     497              -                     -

Proposal 2: The ratification of the appointment of KPMG as the Company's independent registered public accountants for the fiscal year ending December 31, 2011:

        FOR         AGAINST         ABSTENTIONS         BROKER NON-VOTES
        ---         -------         -----------         ----------------
     1,392,704       6,591            4,508                     -

Pursuant to the foregoing votes, the above listed nominees were elected to serve as directors for the terms described above, each until his or her replacement has been duly elected and qualified, and the ratification of KPMG as the Company's independent registered public accounts for the fiscal year ending December 31, 2011 was approved.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             CORNERSTONE FINANCIAL CORPORATION
                                             ---------------------------------
                                             (Registrant)

Dated: June 16, 2011                         By: /s/    Keith Winchester
                                                 -------------------------------
                                                 Keith Winchester
                                                 Executive Vice President and
                                                 Chief Financial Officer